UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 23, 2014

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

Appointment of Joseph M. Yorio

Effective April 23, 2014, Joseph M. Yorio was appointed President and Chief Executive Officer of School Specialty, Inc. (the “Company”) by the Company’s Board of Directors (the “Board”).  Mr. Yorio replaced James R. Henderson, who was serving as interim Chief Executive Officer of the Company.   As a result of this change, the letter agreement by and between Mr. Henderson and the Company dated as of July 20, 2013 automatically terminated.  Mr. Henderson will continue as Chairman of the Board of the Company (the “Chairman”) and a director of the Company.

Prior to joining the Company, Mr. Yorio, 49, served as President and Chief Executive Officer of NYX Global LLC, a business services and consulting company, from January 2011 to April 2014.  Concurrently, he also performed the duties and responsibilities of Managing Director for Vertx (a NYX Global client), a developer, manufacturer, marketer and distributor of tactical and outdoor apparel and equipment.  Prior to that, Mr. Yorio was President and Chief Executive Officer of Xe Services LLC (now known as Academi), a private aerospace and defense company, from January 2009 to December 2010.  In addition, Mr. Yorio previously held a variety of executive, operations and sales positions primarily focused on distribution and logistics. He served as the Vice President, U.S. and North American Air Hub Operations with DHL Express, where he was responsible for sortation, inbound and outbound freight from the largest private airport in North America servicing the global markets.  Prior to that, he was President of the Central Midwest Division of Corporate Express, where he led a self-sustaining operating division that included six distribution centers.   He also served in the U.S. Army as a 75th Ranger Regiment and Special Forces officer and is a medically retired combat veteran.  Mr. Yorio holds a B.A. degree in psychology from Saint Vincent College, a Master’s Certificate in Executive Leadership from Cornell University, S.C. Johnson Graduate School of Management, and an M.B.A in management from Florida Institute of Technology, Nathan M. Bisk College of Business.

The Board has also appointed Mr. Yorio to the Board effective April 23, 2014.  In accordance with the Company’s certificate of incorporation, Mr. Yorio will serve as a director until the next annual meeting of the stockholders of the Company, at which meeting he will stand for election to serve as a director of the Company.

There are no family relationships between Mr. Yorio and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the foregoing, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Yorio on April 23, 2014, which provides that Mr. Yorio will serve as President and Chief Executive Officer of the Company until April 30, 2016, which period shall be automatically extended until April 28, 2018 unless either party gives the other party notice of termination no later than January 1, 2016.  The terms of Mr. Yorio’s employment under the Employment Agreement include:

•

An annual base salary of $600,000;

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time.  Mr. Yorio will commence participation in the bonus plan for fiscal year 2015, and his annual target cash bonus opportunity shall be equal to 100% of his base salary, subject to annual review by the Board or compensation committee;

•

Rights and obligations of the Company and Mr. Yorio upon a voluntary or involuntary termination of Mr. Yorio’s employment, as specified in the Employment Agreement, including any termination following a Change in Control of the Company (as defined in the Employment Agreement); and

•

Obligations of Mr. Yorio to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

The Employment Agreement provides for the grant of an option (the “Option”) under the 2014 Incentive Plan of the Company (the “Plan”), subject to the approval of the Plan by the stockholders, to purchase 32,608 shares of the Company’s common stock at an exercise price equal to $130 per share.  The Option will vest as to one-fourth of the Option shares on each of the first, second, third and fourth anniversaries of the date of grant.

The foregoing descriptions of the Employment Agreement and the Option do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Option, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Performance Bonus

On April 26, 2014, the Board approved the payment of a bonus to Mr. Henderson in the amount of $600,000 in recognition of his performance during fiscal 2014.

2014 Incentive Plan

On April 24, 2014 the Board adopted the Plan, subject to stockholder approval.  The Plan permits the grant of stock options, stock appreciation rights, restricted stock grants and restricted stock units, as well as cash bonus awards.  Directors, employees and consultants of the Company and any subsidiary of the Company are eligible to participate in the Plan.

The maximum number of shares that may be issued pursuant to awards granted under the Plan will equal 150,000 shares.  It is the Board’s intent that grants of awards under the Plan to individuals currently serving as officers of the Company will not exceed 86,957 shares through fiscal 2018, including the stock option grant awarded to Mr. Yorio described above.  This amount is equal to 8% of the Company’s outstanding common stock (1,000,004 shares) plus 86,957 shares, and is consistent with the maximum amount of common stock that was anticipated to be reserved for potential awards under a management incentive plan as provided in the Company’s Second Amended Joint Plan of Reorganization under Chapter 11 of the United States Code, effective June 11, 2013.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the text of the Plan, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Chairman of the Board of Directors Fee

Effective April 24, 2014 the Board revised the Chairman’s fee such that, if the Chairman is not a full time employee of the Company, the Chairman shall receive an annual fee of $50,000 in addition to the previously-established annual director’s fee of $175,000.

Item 8.01.

Other Events.

On April 23, 2014, the Company issued a press release (the “Press Release”) announcing the management changes set forth in Item 5.02 of this Form 8-K.  A copy of the Company’s Press Release is attached hereto as Exhibit 99.1.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between School Specialty, Inc. and Joseph M. Yorio, dated as of April 23, 2014.
10.2	Stock Option Agreement by and between School Specialty, Inc. and Joseph M Yorio, dated as of April 24, 2014.
10.3	2014 Incentive Plan of School Specialty, Inc.
99.1	Press Release dated April 23, 2014.

Cautionary Note Regarding Forward-Looking Statements

Any statements made in this Current Report about future expectations, plans, or prospects constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intent,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013 and other periodic reports filed with the SEC, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: April 28, 2014	By: /s/ Kevin Baehler
Kevin Baehler Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between School Specialty, Inc. and Joseph M. Yorio, dated as of April 23, 2014.
10.2	Stock Option Agreement by and between School Specialty, Inc. and Joseph M Yorio, dated as of April 24, 2014.
10.3	2014 Incentive Plan of School Specialty, Inc.
99.1	Press Release dated April 23, 2014.